UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

Date of Report (Date of earliest event reported): December 2, 2015 (November 25, 2015)

LANNETT COMPANY, INC.

(Exact Name of Registrant as Specified in Its Charter)

Commission File No. 001-31298

State of Delaware	23-0787699
(State of Incorporation)	(I.R.S. Employer I.D. No.)

9000 State Road

Philadelphia, PA 19136

(215) 333-9000

(Address of principal executive offices and telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                           Entry into a Material Definitive Agreement.

Amendment to Stock Purchase Agreement

As previously disclosed in the Current Report on Form 8-K for Lannett Company, Inc. (“Lannett”) filed on September 2, 2015 (as amended on September 4, 2015), Lannett entered into an agreement (the “Original Purchase Agreement”) to acquire Kremers Urban Pharmaceuticals, Inc. (“Kremers”), pursuant to the terms and conditions of a Stock Purchase Agreement among UCB S.A., a limited liability company organized under the laws of Belgium (“UCB”), UCB Manufacturing, Inc., a Delaware corporation (“UCB Manufacturing,” and, together with UCB, collectively, the “Seller Parties”), and Lannett.

On November, 25, 2015, Lannett entered into Amendment No. 2 to Stock Purchase Agreement with the Seller Parties (the “Amendment” and the Original Purchase Agreement as so amended, the “Amended Purchase Agreement”).  The Amendment amended the Original Agreement to provide that Lannett’s payment of the aggregate purchase price of $1.23 billion at the closing consisted of cash consideration of $1.03 billion and Notes (as described below) in an aggregate principal amount of $200 million issued by Lannett to UCB Manufacturing.  In addition to the foregoing and pursuant to the Amended Purchase Agreement, Lannett issued the Warrant (as described below) to UCB Manufacturing and entered into the Registration Rights Agreement (as described below) with UCB Manufacturing with respect thereto.  The cash consideration is subject to certain adjustments, including a customary working capital adjustment, reduction for certain reimbursable amounts borne by the Seller Parties in connection with the financing of the transaction, and a reduction for any indebtedness and unpaid transaction expenses of Kremers existing at closing.

The Amended Purchase Agreement contains certain representations and warranties customary for transactions of this type.

The representations and warranties in the Amended Purchase Agreement were made solely for the benefit of the other parties to the Amended Purchase Agreement and (i) were not intended to be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements proved to be inaccurate; (ii) may have been qualified in the Amended Purchase Agreement by disclosures that were made to the other party in connection with the negotiation of the Amended Purchase Agreement; (iii) may apply contractual standards of “materiality” or “material adverse effect” that are different from “materiality” under the applicable securities laws; and (iv) were made only as of date or dates as may be specified in the Amended Purchase Agreement.  Accordingly, you should not rely on the representations and warranties in the Amended Purchase Agreement as characterizations of the actual state of facts about Lannett or the Seller Parties.  The foregoing description of the Amended Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, which is filed as Exhibit 2.3, to this Current Report on Form 8-K and incorporated herein by reference.

Secured Credit Facility

On November 25, 2015, in connection with its acquisition of Kremers from the Seller Parties, Lannett entered into (i) a credit and guaranty agreement (the “Credit and Guaranty Agreement”) among certain of its wholly-owned domestic subsidiaries, as guarantors (the “Lannett Guarantors”), Morgan Stanley Senior Funding, Inc., as administrative agent (in such capacity, the “Administrative Agent”) and collateral agent (in such capacity, the “Collateral Agent”), and the lenders party thereto providing for a secured credit facility (the “Secured Credit Facility”) and (ii) a credit agreement joinder (the “Joinder Agreement”) among the Lannett Guarantors, the Administrative Agent, the Collateral Agent and Kremers, as guarantor (together with the Lannett Guarantors, the “Subsidiary Guarantors”). The Secured Credit Facility consists of a term loan facility (the “Term Loan A Facility”) providing for Tranche A term loans (the “Tranche A Term Loans”) in an aggregate principal amount of $275 million, a term loan facility (the “Term Loan B Facility” and, together with the Term Loan A Facility, the “Term Loan Facilities”) providing for Tranche B term loans (the “Tranche B Term Loans” and together with the Tranche A Term Loans, the “Term Loans”) in an aggregate principal amount of $635 million and a revolving credit facility (the “Revolving Credit Facility”) providing for revolving loans (the “Revolving Loans”) in an aggregate principal amount of up to $125 million.

The proceeds of the Term Loan Facilities, together with cash on hand and proceeds from the issuance of the Notes and a borrowing under the Revolving Credit Facility, were used to pay a portion of the purchase price for Kremers, to refinance Lannett’s existing credit facility and to fund transaction costs incurred in connection with the Kremers acquisition. The Revolving Credit Facility will also be available to Lannett for working capital and general corporate purposes not prohibited under the Secured Credit Facility. The Revolving Credit Facility includes borrowing capacity for letters of credit and for borrowings on same-day notice, referred to as “swingline loans.” Borrowings under the Revolving Credit Facility are subject to the satisfaction of customary conditions, including absence of defaults and accuracy of representations and warranties.

Under the terms of the Secured Credit Facility, the amount of the Term Loan A Facility, the Term Loan B Facility and/or the Revolving Credit Facility may be increased and/or one or more additional term or revolving facilities may be added to the Secured Credit Facility by entering into one or more incremental facilities, subject to a cap equal to the sum of (x) the maximum amount that would not cause Lannett’s net first lien senior secured leverage ratio (treating debt incurred in reliance of this basket as secured on a first lien basis whether or not so secured), as determined pursuant to the terms of the Secured Credit Facility, to exceed 2.50:1.00, (y) $200 million and (z) an amount equal to all voluntary prepayments, repayments or redemptions of loans under the Secured Credit Facility and any refinancing indebtedness thereof incurred on a pari passu basis with the obligations under the Secured Credit Facility, other than such voluntary prepayments, repayments or redemptions financed with the proceeds of other indebtedness.

Maturity; Prepayment; Commitment Reduction

The Term Loan A Facility will mature on November 25, 2020 (the “Term Loan A Maturity Date”). The Tranche A Term Loans amortize in quarterly installments (a) through December 31, 2017 in amounts equal to 1.25% of the original principal amount of the Secured Credit Facility and (b) from January 1, 2018 through September 30, 2020 in amounts equal to 2.50% of the original principal amount of the Secured Credit Facility, with the balance payable on the Term Loan A Maturity Date. The Term Loan B Facility will mature on November 25, 2022 (the “Term Loan B Maturity Date”). The Tranche B Term Loans amortize in equal quarterly installments in amounts equal to 1.25% of the original principal amount of the Secured Credit Facility with the balance payable on the Term Loan B Maturity Date. Any outstanding Revolving Loans will mature on November 25, 2020. In addition, however, the Secured Credit Facility provides for the right of individual lenders to extend the maturity date of their loans or commitments upon the request of Lannett without the consent of any other lender.

The Term Loans may be prepaid, in whole or in part, without premium or penalty, except that (a) prepayments and certain refinancings of the Secured Credit Facility prior to November 25, 2016 will be subject to a prepayment premium of 1.0% of the principal amount prepaid and (b) lenders will be compensated for breakage costs, if any. Subject to certain exceptions and provisions for the ratable sharing with indebtedness secured on a pari passu basis with the Secured Credit Facility, the Term Loans will be subject to mandatory prepayment in an amount equal to:

•                  100% of the net proceeds (other than those that are used to purchase certain assets within a specified time period) of certain asset sales and certain casualty events, but only if the aggregate net cash proceeds from such asset sales and such casualty events in any fiscal year exceeds the greater of $20 million or 1.15% of consolidated total assets;

•                  100% of the net proceeds of the issuance, incurrence or sale of indebtedness (other than indebtedness permitted to be incurred under the Secured Credit Facility unless specifically incurred to refinance a portion of the Secured Credit Facility); and

•                  75% of annual excess cash flow for any fiscal year (beginning with the fiscal year ending June 30, 2017), such percentage to decrease to 50% on the attainment of a net first lien senior secured leverage ratio of 2.00:1.00, to 25% on the attainment of a net first lien senior secured leverage ratio of 1.50:1.00 and to 0% on the attainment of a net first lien senior secured leverage ratio of 1.00:1.00.

The commitments under the Revolving Credit Facility may be reduced, in whole or in part, without premium or penalty.

Guarantees; Security

Lannett is the borrower under the Secured Credit Facility. Each Subsidiary Guarantor guarantees the payment obligations under the Secured Credit Facility.

All obligations of Lannett and each Subsidiary Guarantor under the Secured Credit Facility are secured by a perfected security interest in substantially all present and after-acquired assets of Lannett and the Subsidiary Guarantors (with certain exceptions) (the “Collateral”).

Interest; Commitment Fee

The interest rates applicable to the Term Loans will be based on a fluctuating rate of interest measured by reference to either, at Lannett’s option, (i) the greater of (x) an adjusted London inter-bank offered rate (adjusted for reserve requirements) and (y) 1.00%, plus a borrowing margin of 4.75% (for Tranche A Term Loans) or 5.375% (for Tranche B Term Loans), or (ii) an alternate base rate, plus a borrowing margin of 3.75% (for Tranche A Term Loans) or 4.375% (for Tranche B Term Loans). The interest rates applicable to the Revolving Loans will be based on a fluctuating rate of interest measured by reference to either, at Lannett’s option, (i) the greater of (x) an adjusted London inter-bank offered rate (adjusted for reserve requirements) and (y) 0.00%, plus (initially) a borrowing margin of 4.75%, or (ii) an alternate base rate, plus (initially) a borrowing margin of 3.75%.  The interest rate applicable to letter of credit fees is 4.75% and the fee rate applicable to the unused commitment for the Revolving Credit Facility is (initially) 0.50%.  After Lannett’s first full fiscal quarter following the closing, the interest margins and unused commitment fee in respect of the Revolving Credit Facility will be subject to a leveraged based pricing grid, as set forth in the Credit and Guaranty Agreement.

Other Fees

Customary fees will be payable in respect of the Secured Credit Facility.

Covenants

The Secured Credit Facility contains a number of covenants that, among other things, limit the ability of Lannett and its restricted subsidiaries, as described in the Credit and Guaranty Agreement, to: incur more indebtedness; pay dividends; redeem stock or make other distributions in respect of equity; make investments; create restrictions on the ability of Lannett’s restricted subsidiaries that are not Subsidiary Guarantors to pay dividends to Lannett or make intercompany transfers; create negative pledges; create liens; transfer or sell assets; merge or consolidate; enter into sale leasebacks; enter into certain transactions with Lannett’s affiliates; and prepay or amend the terms of certain indebtedness.

The Secured Credit Facility contains a springing financial performance covenant that is triggered when and for so long as the aggregate principal amount of outstanding Revolving Loans and outstanding letters of credit (excluding up to $5 million of undrawn letters of credit, cash collateralized letters of credit and with respect to each fiscal period ending on or prior to December 31, 2016, up to $22,750,000 of Revolving Loans drawn on the closing date) as of the last day of the most recent fiscal quarter is greater than 30% of the aggregate commitments by the lenders under the Revolving Credit Facility, and which, if triggered, provides that Lannett shall not permit its net first lien senior secured leverage ratio as of the last day of any four consecutive fiscal quarters (i) from and after December 31, 2015, to be greater than 4.25:1.00 (ii) from and after December 31, 2017 to be greater than 3.75:1.00 and (iii) from and after December 31, 2019 to be greater than 3.25:1.00.

The Secured Credit Facility contains a financial performance covenant for the benefit of the Tranche A Term Loan lenders which provides that Lannett shall not permit its secured net leverage ratio as of the last day of any four consecutive fiscal quarters (i) prior to December 31, 2017, to be greater than 4.25:1.00, (ii) as of December 31, 2017 and prior to December 31, 2019 to be greater than 3.75:1.00 and (iii) as of December 31, 2019 and thereafter to be greater than 3.25:1.00.

The Secured Credit Facility also contains certain affirmative covenants, including financial and other reporting requirements.

Events of Default

The Secured Credit Facility provides for customary events of default, including: non-payment of principal, interest or fees; violation of covenants; material inaccuracy of representations or warranties; specified cross payment default and cross acceleration to other material indebtedness; certain bankruptcy events; certain ERISA events; material invalidity of guarantees or security interests; asserted invalidity of intercreditor agreements; material judgments and change of control.

Pledge and Security Agreement

On November 25, 2015, (i) Lannett, the Lannett Guarantors, the Administrative Agent and the Collateral Agent entered into a Pledge and Security Agreement (the “Pledge and Security Agreement”) and (ii) Kremers, the Administrative Agent and the Collateral Agent entered into a Supplement No. 1 to the Pledge and Security Agreement (“Supplement No. 1” and, together with the Pledge and Security Agreement, the “Security Agreement”). Under the Security Agreement, Lannett and the Subsidiary Guarantors pledged certain collateral for the benefit of the secured parties under the Secured Credit Facility.

The foregoing descriptions of the Credit and Guaranty Agreement and the Joinder Agreement, and the related Pledge and Security Agreement and Supplement No. 1 do not purport to be complete and are qualified in their entirety by reference to the full text of the Credit and Guaranty Agreement and the Joinder Agreement, and the related Pledge and Security Agreement and Supplement No. 1, which are filed as Exhibits 10.36, 10.37, 10.38 and 10.39 respectively, to this Current Report on Form 8-K and incorporated herein by reference.

12.0% Senior Notes due 2023

On November 25, 2015, Lannett issued $250 million aggregate principal amount of its 12.0% Senior Notes due 2023 (the “Notes”) under an Indenture, dated as of November 25, 2015 (the “Base Indenture”), among Lannett, the Lannett Guarantors, and Wilmington Trust, National Association (in such capacity, the “Trustee”), as supplemented by the First Supplemental Indenture, dated as of November 25, 2015, among Lannett, the Lannett Guarantors and the Trustee (the “First Supplemental Indenture”) and the Second Supplemental Indenture, dated as of November 25, 2015, among Lannett, Kremers and the Trustee (the “Second Supplemental Indenture” and, together with the Base Indenture and the First Supplemental Indenture, the “Indenture”).

Interest on the Notes will accrue at the rate of 12.0% per annum and will be payable semi-annually in arrears on June 15 and December 15 of each year, commencing on June 15, 2016. The Notes mature on December 15, 2023.  As described above, $200 million of the Notes were issued to UCB Manufacturing as part of the consideration for the Kremers acquisition.

Ranking; Guarantee

The Notes are unsecured senior indebtedness of Lannett and are effectively subordinated to Lannett’s and the Subsidiary Guarantors’ existing and future secured indebtedness, including indebtedness under Lannett’s Secured Credit Facility, to the extent of the value of the assets securing such indebtedness. The Indenture provides that the guarantee of each Subsidiary Guarantor is an unsecured senior obligation of that Subsidiary Guarantor. The Notes will, subject to certain exceptions, be guaranteed by each of Lannett’s current and future domestic subsidiaries that guarantee Lannett’s obligations under the Secured Credit Facility.

Redemption

Lannett may redeem the Notes, in whole but not in part, at any time on or prior to September 30, 2016, at a price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to (but excluding) the redemption date.  From October 1, 2016 through (but excluding) December 15, 2018, Lannett may redeem the Notes, in whole or in part, at a price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to (but excluding) the redemption date, plus the applicable make-whole premium. Lannett may redeem the Notes, in whole or in part, at any time (i) on and after December 15, 2018 and prior to December 15, 2019, at a price equal to 109% of the principal amount of the Notes, (ii) on or after December 15, 2019 and prior to December 15, 2020, at a price equal to 106% of the principal amount of the Notes, (iii) on or after December 15, 2020 and prior to December 15, 2021, at a price equal to 103% of the principal amount of the Notes, and (iv) on or after December 15, 2021, at a price equal to 100% of the principal amount of the Notes, in each case, plus accrued and unpaid interest, if any, to (but not including) the applicable redemption date. In addition, at any time prior to December 15, 2018, Lannett at its option may redeem up to 35% of the aggregate principal amount of the Notes with the proceeds of certain equity offerings at a redemption price of 112%, plus accrued and unpaid interest, if any, to (but excluding) the date of redemption, so long as at least 50% of the principal amount of the Notes remains outstanding immediately after the occurrence of any such redemption and that any such redemption occurs within 120 days following the closing of any such equity offering.

Covenants

The Indenture contains covenants that, among other things, limit the ability of Lannett and Lannett’s restricted subsidiaries to: incur additional indebtedness, guarantee indebtedness or issue certain preferred shares; pay dividends on, redeem or repurchase stock or make other distributions in respect of its capital stock; repurchase, prepay or redeem subordinated indebtedness; make loans and investments; create restrictions on the ability of Lannett’s restricted subsidiaries to pay dividends to Lannett or the Subsidiary Guarantors or make other intercompany transfers; create liens; transfer or sell assets; consolidate, merge or sell or otherwise dispose of all or substantially all of its assets; enter into certain transactions with affiliates; and designate subsidiaries as unrestricted subsidiaries. Upon the occurrence of certain events constituting a change of control triggering event, Lannett is required to make an offer to repurchase all of the Notes (unless otherwise redeemed) at a purchase price equal to 101% of their principal amount, plus accrued and unpaid interest, if any to (but excluding) the repurchase date. If Lannett sells assets under certain circumstances, it must use the proceeds to make an offer to purchase the Notes at a price equal to 100% of their principal amount, plus accrued and unpaid interest, if any, to (but excluding) the repurchase date.

Events of Default

The following are events of default under the Indenture: the nonpayment of principal when due; the nonpayment of interest when due continued for 30 days; the failure to comply for 60 days after receipt of requisite notes with specified obligations, covenants or agreements contained in the Notes or the Indenture; the failure of any subsidiary guarantor to comply with its obligations under its guarantee or a failure of any guarantee of a significant subsidiary to be in full force and effect; failure to pay any indebtedness for borrowed money after final maturity or cross acceleration of material debt if the total amount of such indebtedness exceeds $35.0 million; bankruptcy; and a judgment default.

Copies of the Base Indenture, the First Supplemental Indenture, the Second Supplemental Indenture and the Form of Note are attached as Exhibits 4.1, 4.2, 4.3 and 4.4 hereto and incorporated herein by reference. The foregoing descriptions of the Base Indenture, the First Supplemental Indenture, the Second Supplemental Indenture and the Notes do not purport to be complete and are qualified in their entirety by reference to the full text of such documents.

Common Stock Purchase Warrant

In connection with the closing under the Amended Purchase Agreement on November 25, 2015, Lannett issued to UCB Manufacturing a warrant to purchase up to a total of 2,500,000 shares of Lannett’s common stock (the “Warrant”).

The Warrant has a term of three years (expiring November 25, 2018) and an exercise price of $48.90 per share, subject to customary adjustments, including for stock splits, dividends, and combinations. The Warrant also has a “weighted average” anti-dilution adjustment provision. The Warrant may be exercised by the holder thereof on a “cashless basis.”

Under the terms of the Warrant, Lannett shall not enter into or be party to a “Fundamental Transaction” unless the successor entity assumes all of the obligations of Lannett under the Warrant. “Fundamental Transaction” means: (i) a merger or consolidation with or into another entity in which Lannett is not the surviving entity or Lannett’s stockholders do not own, directly or indirectly, at least 50% of the voting power of the surviving entity immediately following such merger or consolidation; (ii) the sale of all or substantially all of Lannett’s assets in one or a series of related transactions; (iii) a tender or exchange offer that is accepted by more than 50% of the voting power of Lannett’s capital stock; (iv) consummation of a stock or share purchase agreement or other business combination (including a reorganization, recapitalization, spin-off or scheme of arrangement) with another entity whereby such entity acquires more than 50% of the voting power of Lannett’s capital stock; or (v) any reclassification of Lannett’s common stock or compulsory share exchange pursuant to which Lannett’s common stock is converted or exchanged for other securities, cash or property.

The foregoing description of the Warrant does not purport to be complete and is qualified in its entirety by reference to the full text of the Warrant, which is filed as Exhibit 10.40, to this Current Report on Form 8-K and incorporated herein by reference.

Registration Rights Agreement

Lannett is obligated to seek registration of the shares of common stock issuable under the Warrant pursuant to a registration rights agreement between us and UCB Manufacturing (the “Registration Rights Agreement”).

Under the Registration Rights Agreement, Lannett has agreed to file, within 60 days of a demand by UCB Manufacturing, a registration statement with the Securities and Exchange Commission covering the resale of the shares of common stock issuable upon exercise of the Warrant. Lannett has agreed to use its reasonable best efforts to cause the registration statement to be declared effective as promptly as reasonably practicable after filing. Lannett is also required to keep the registration statement current and continuously effective under the Securities Act of 1933, as amended (the “Securities Act”) for at least 180 days, except in the case of a shelf registration statement, in which case Lannett is required to keep such shelf registration statement current and continuously effective under the Securities Act until the earlier of (i) 24 months after the effective date, (ii) the date when all restrictive legends on the Registrable Securities have been removed, or (iii) the date when all of the shares of common stock issuable upon exercise of the warrant cease to qualify as Registrable Securities.

“Registrable Securities” refers to those shares of common stock issuable or issued upon exercise of the Warrant, but does not include any such shares that (a) have been disposed of pursuant to an effective registration statement under the Securities Act, (b) have been sold to the public pursuant to Rule 144 or other exemption from registration under the Securities Act, (c) have been otherwise transferred and new certificates for them not bearing a legend restricting further transfer has been delivered by Lannett and subsequent public distribution of such shares will not require registration or qualification of them under the Securities Act or any similar state law then in force; (d) are able to be sold by the holder without restriction as to volume or manner of sale pursuant to Rule 144 and Lannett has delivered an opinion of counsel reasonably satisfactory to the transfer agent of its common stock to this effect; (e) have otherwise been sold or transferred by the holder in a transaction where its rights under the Registration Rights Agreement are not assigned; or (f) have ceased to be outstanding.

The Registration Rights Agreement also provides UCB Manufacturing with customary piggyback registration rights with respect to the shares of common stock underlying the Warrant.

The foregoing description of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Registration Rights Agreement, which is attached hereto as Exhibit 10.41 and incorporated by reference herein.

Item 1.02                                           Termination of a Material Definitive Agreement.

On November 25, 2015, in connection with its entry into the Senior Secured Credit Facility and issuance of the Senior Notes, Lannett terminated its existing $120 million credit facility with Citibank, N.A.

Item 2.01                                           Completion of Acquisition or Disposition of Assets.

The information set forth in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference in this Item 2.03 hereof.

On November 25, 2015, Lannett completed the acquisition of Kremers and, as of the closing of the acquisition, Kremers became a wholly-owned subsidiary of Lannett. Lannett funded the acquisition through cash on hand as well as the indebtedness described under Item 1.01 above.

Item 2.03                                           Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference in this Item 2.03 hereof.

Item 3.02                                           Unregistered Sale of Equity Securities

The information set forth in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference in this Item 3.02 hereof.

The issuance of the Warrant to UCB Manufacturing was made in reliance upon exemptions from registration pursuant to Section 4(a)(2) of the Securities Act and/or Rule 506 of Regulation D promulgated under the Securities Act.

Item 8.01                                           Other Events.

On November 25, 2015, Lannett issued a press release announcing the closing of the Kremers acquisition, as disclosed in Item 2.01 hereof. A copy of this press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01                                           Financial Statements and Exhibits

(a)-(b) Financial statements of business acquired; Pro forma financial information

Pursuant to Item 9.01(a)(4) and Item 9.01(b)(2) of Form 8-K, Lannett will amend this filing no later than 71 calendar days after December 2, 2015, to file the financial statements required by Rule 3-05(b) of Regulation S-X and Article 11 of Regulation S-X.

(d)         Exhibits

Exhibit No.	Description
2.3	Amendment No. 2 to Stock Purchase Agreement, dated November 25, 2015, among Lannett and Seller Parties.*

4.1	Indenture, dated November 25, 2015, between Lannett Company, Inc., the Lannett Guarantors party thereto and Wilmington Trust, National

*                 Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K.  Lannett agrees to furnish supplementally to the Securities and Exchange Commission a copy of any omitted schedule upon request. Certain provisions of this exhibit have been omitted and separately filed with the Securities and Exchange Commission pursuant to a request for confidential treatment.

Association.

4.2	First Supplemental Indenture, dated as of November 25, 2015, between Lannett Company, Inc., the Lannett Guarantors and Wilmington Trust, National Association.

4.3	Second Supplemental Indenture, dated as of November 25, 2015, between Lannett Company, Inc., Kremers Urban Pharmaceuticals Inc. and Wilmington Trust, National Association.

4.4	Form of 12.0% Senior Note due 2023 (included in Exhibit 4.1 hereto).

10.36

Credit and Guaranty Agreement, dated as of November 25, 2015, among Lannett Company, Inc., the Lannett Guarantors, Morgan Stanley Senior Funding, Inc., as administrative agent and collateral agent, and the lenders party thereto.

10.37

Credit Agreement Joinder, dated as of November 25, 2015, among Lannett Company, Inc., Kremers Urban Pharmaceuticals Inc., the Lannett Guarantors and Morgan Stanley Senior Funding, Inc., as administrative agent and collateral agent.

10.38

Pledge and Security Agreement, dated as of November 25, 2015, among Lannett Company, Inc., the Subsidiary Guarantors party thereto and Morgan Stanley Senior Funding, Inc., as administrative agent and collateral agent.

10.39

Supplement No. 1 Pledge and Security Agreement, dated as of November 25, 2015, among Kremers Urban Pharmaceuticals Inc. and Morgan Stanley Senior Funding, Inc., as administrative agent and collateral agent.

10.40	Warrant, dated November 25, 2015, issued by Lannett to UCB Manufacturing.

10.41	Registration Rights Agreement, dated November 25, 2015, between Lannett and UCB Manufacturing.

99.1	Press Release dated November 25, 2015, announcing the closing of the Kremers acquisition.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Lannett has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

LANNETT COMPANY, INC.

By:	/s/ Arthur P. Bedrosian
Chief Executive Officer
Date: December 2, 2015